EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56430) of Alamosa Holdings, Inc. of our report dated February 19, 2001, except for Note 17 as to which the date is March 9, 2001 relating to the consolidated financial statements of Alamosa Holdings, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 19, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Dallas, Texas
March 28, 2001